Exhibit 99.2

ESSA Bancorp, Inc.

Acquisition of First Star Bancorp, Inc.

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Forward Looking Statements

Certain statements contained in this document that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of ESSA and First Star. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating ESSA, ESSA Bank, First Star, and First Star Bank, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which ESSA, ESSA Bank, First Star, and First Star Bank are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that First Star files with its regulators.

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Additional Information and Where to Find It

ESSA will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. First Star stockholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about ESSA and First Star and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to First Star stockholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to ESSA Bancorp, Inc., Attention – Investor Relations Department, 200 Palmer Street, PO Box L, Stroudsburg, PA 18360 or on its web site at www.essabank.com, or to First Star Bancorp, Inc., 418 West Broad Street, Bethlehem, PA 18018 or on its web site at www.firststarbank.com. Copies of other documents filed by ESSA with the SEC may also be obtained free of charge at the SEC’s web site or by directing a request to ESSA at the address provided above.

Participants in the Solicitation

ESSA, ESSA Bank, First Star, and First Star Bank and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Star in connection with the proposed merger. Information about the directors and executive officers of ESSA is set forth in the proxy statement, dated January 28, 2011, for ESSA’s 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of First Star is set forth in the proxy statement, dated October 1, 2011, for First Star’s 2011 annual meeting of stockholders as found on First Star’s web site at www.firststarbank.com. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available.

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Transaction Data

•	Deal value at announcement: $24.2 million (Based on ESSA Bancorp’s closing price of $10.50 per share on December 21, 2011)

•	Fully diluted First Star shares: 2,160,502

•	Aggregate deal value to fully diluted tangible book: 84%

•	Aggregate deal value to deposits: 7.5%

•	Closing anticipated at end of second quarter 2012.

•	Immediately accretive to earnings, absent transaction related expenses. Expect accretion of $0.05 per share in the first clean quarter.

•	Cost savings of 30% over 2 years

•	Fully converted tangible book dilution of 9.5%

•	Pro-forma tangible capital-to-tangible assets of 10.74%

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Key Rationales for the Transaction

•	Enhances ESSA’s franchise value by creating a $1.5 billion bank encompassing Monroe County and the Lehigh Valley.

•	Post transaction ESSA will have 34% of its deposits and 53% of its full service branches in Lehigh Valley. No branch closings are planned.

•	ESSA’s long –term strategic plan targets significant growth in the Lehigh Valley and this transaction accomplishes that goal.

•	Absent an acquisition, meaningful growth in the Lehigh Valley through organic means would be difficult.

•	Transaction is immediately accretive to earnings, excluding deal related expenses.

•	Dilution to tangible book is projected to be recovered in about 2.5 years.

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Other Transaction Data

1)	Consideration is 50% cash / 50% stock and based on the following formula (refer to chart on page 5):

a.	10% collar: A fixed exchange ratio of 1.0665 per share if ESSA’s Closing Price is between $9.77 per share and $11.94 per share.

b.	10% to 20% collar:

i.	A fixed price of $12.73 per share if ESSA’s Closing Price is between $11.94 per share and $13.02 per share.

ii.	A fixed price of $10.42 per share if ESSA’s Closing Price is between $8.68 per share and $9.77 per share.

c.	Over 20%:

i.	A fixed exchange ratio of 0.9780 if ESSA’s Closing Prices is above $13.02 per share.

ii.	A fixed exchange ratio of 1.2004 if ESSA’s Closing Price is below $8.68 per share.

2)	Walkaways:

a.	First Star will have the right to terminate if the ESSA’s stock price declines to less than $8.14 per share.

b.	ESSA has right to cure.

3)	One seat on the ESSA Bancorp and ESSA B&T boards.

4)	ESSA has the right to terminate if:

a.	the investment portfolio realizes net losses from securities sales or other than temporary impairment write-downs in excess of $4.25 million; or

b.	if the aggregate amount of Delinquent Loans equals or exceeds $19.3 million as of any month end prior to the Closing Date.

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Pricing Variations

1	2	3	4	5	6	7	8	9	10
ESSA Stock	ESSA	ESSA		Price Offered to	Breakdown of Consideration In millions $			Shares Issued	Pro- Forma First Star
Price	Price/	Share	Exch.	First	In	In	Aggreg.	in	Owner-
Change	Book	Price	Ratio	Star	Cash	Stock	Cons.	Thous.	ship
30.0%	107%	$14.11	0.9780	$13.80	$14.9	$14.9	$29.8	1,057	8.0%
27.5	105	13.83	0.9780	13.53	14.6	14.6	29.2	1,057	8.0
25.0	103	13.56	0.9780	13.26	14.3	14.3	28.7	1,057	8.0
22.5	101	13.29	0.9780	13.00	14.0	14.0	28.1	1,057	8.0
20.0	99	13.02	0.9780	12.73	13.8	13.8	27.5	1,057	8.0
17.5	97	12.75	0.9987	12.73	13.8	13.8	27.5	1,079	8.2
15.0	95	12.48	1.0203	12.73	13.8	13.8	27.5	1,102	8.3
12.5	93	12.21	1.0429	12.73	13.8	13.8	27.5	1,127	8.5
10.0	90	11.94	1.0665	12.73	13.8	13.8	27.5	1,152	8.7
7.5	88	11.66	1.0665	12.44	13.4	13.4	26.9	1,152	8.7
5.0	86	11.39	1.0665	12.15	13.1	13.1	26.2	1,152	8.7
2.5	84	11.12	1.0665	11.86	12.8	12.8	25.6	1,152	8.7
0.0	82	10.85	1.0665	11.57	12.5	12.5	25.0	1,152	8.7
(2.5)	80	10.58	1.0665	11.28	12.2	12.2	24.4	1,152	8.7
(5.0)	78	10.31	1.0665	11.00	11.9	11.9	23.8	1,152	8.7
(7.5)	76	10.04	1.0665	10.71	11.6	11.6	23.1	1,152	8.7
(10.0)	74	9.77	1.0665	10.42	11.3	11.3	22.5	1,152	8.7
(12.5)	72	9.49	1.0980	10.42	11.3	11.3	22.5	1,186	8.9
(15.0)	70	9.22	1.1301	10.42	11.3	11.3	22.5	1,221	9.2
(17.5)	68	8.95	1.1642	10.42	11.3	11.3	22.5	1,258	9.4
(20.0)	66	8.68	1.2004	10.42	11.3	11.3	22.5	1,297	9.7

(22.5)	64	8.41	1.2004	10.10	10.9	10.9	21.8	1,297	9.7
(25.0)	62	8.14	1.2004	9.77	10.6	10.6	21.1	1,297	9.7

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ESSA and First Star

Branch Map

Monroe
Northampton
Carbon
Lehigh
Tobyhanna
Mountainhome
Paradise Crossing
Mt. Pocono
Parkside
Arlington Heights
Stroudsburg
East Stroudsburg
Hamilton Square
Blairstown
Toms Creek
Columbia
Knowlton
Mount Bethel
Roseto
Pen Argyl
Wind Gap
Bangor
Belvidere
Bushkill Center
Jim Thorpe
Lehighton
Palmerton
Walnutport
Slatington
Bath
Nazareth
Northampton
Coplay
Hanoverville
Phillipsburg
Easton
Palmer Heights
West Catasauqua
Whitehall
Fullerton
Bethlehem
Allentown
Lower Saucon
Hellertown
Ancient Oaks
Emmaus
Macungie
Maxatawny
Kutztown
Longswamp
Zionsville
Coopersburg
Bucks

ESSA branch (17)

First Star branch (9)

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